EXHIBIT 99.1
Company Contact:
Gregg Bodnar
Chief Financial Officer
(630) 410-4633
Investors/Media Contacts:
ICR, Inc.
Allison Malkin/Alecia Pulman
(203) 682-8225/(646) 277-1220
LORNA NAGLER ELECTED TO THE ULTA BOARD OF DIRECTORS
Romeoville, IL — July 21, 2009 — Ulta Salon, Cosmetics & Fragrance, Inc. [NASDAQ:ULTA], today announced that Lorna E. Nagler has been elected to serve as an independent member of the Company’s Board of Directors, effective June 17, 2009. Ms. Nagler fills a directorship vacated by Gerald R. Gallagher, whose term expired on June 17, 2009. Mr. Gallagher served on Ulta’s Board of Directors since December 1998 and was most recently a member of Ulta’s Nominating and Corporate Governance Committee. With this appointment, Ulta’s Board of Directors remains composed of nine members, eight of whom are independent directors.
          Ms. Nagler, 52, currently serves as President and Chief Executive Officer and a member of the Board of Directors of Christopher & Banks Corporation, a specialty retailer of women’s clothing, and has served in that position since August 2007. Previously, she was President of Lane Bryant from 2004 to 2007 and President of Catherine’s Stores from 2002 to 2004, both of which are divisions of Charming Shoppes, Inc. Prior to 2002, Ms. Nagler held various senior retail management positions with K-mart Corporation and Kids R Us, as well as Montgomery Ward and Main Street department stores.
          Dennis K. Eck, Non-Executive Chairman of the Board of Directors stated: “Jerry has made invaluable contributions to Ulta, and we are truly thankful for his service and counsel. I am equally pleased to welcome Lorna to our Board. Lorna has a strong track record in retail and her experience is a perfect complement to our current Board.”
          Lyn Kirby, President and CEO commented: “I am delighted to attract Lorna Nagler to Ulta’s board. Her significant retail experience, leadership skills and understanding of the needs of women consumers strengthens the range of experience of our Board. I believe her insight will be of great value to us, as we continue on our journey to become the category leader in Beauty.”

          Lorna Nagler, President and Chief Executive Officer of Christopher & Banks Corporation, commented: “I am pleased to join Ulta’s Board of Directors and look forward to working closely with Ulta’s management team to assist the Company to achieve its goals and objectives.”
About Ulta
          Ulta is the largest beauty retailer that provides one-stop shopping for prestige, mass and salon products and salon services in the United States. Ulta provides affordable indulgence to its customers by combining the product breadth, value and convenience of a beauty superstore with the distinctive environment and experience of a specialty retailer. Ulta offers a unique combination of over 21,000 prestige and mass beauty products across the categories of cosmetics, fragrance, haircare, skincare, bath and body products and salon styling tools, as well as salon haircare products. Ulta also offers a full-service salon in all of its stores. The Company currently operates 320 retail stores across 36 states and also distributes its products through the Company’s website: www.ulta.com.
Forward-Looking Statements
     This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; changes in the wholesale cost of our products; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility that new store openings may be impacted by developer or co-tenant issues; the possibility that the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans; the possibility of material disruptions to our information systems; weather conditions that could negatively impact sales and other risk factors detailed in our public filings with the Securities and Exchange Commission (the “SEC”), including risk factors contained in our Annual Report on Form 10-K for the year ended January 31, 2009. Our filings with the SEC are available at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.